UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

(Amendment No.      )

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Your Vote Counts! STERLING BANCORP TWO BLUE HILL PLAZA, SECOND FLOOR PEARL RIVER, NY 10965 STERLING BANCORP You invested in STERLING BANCORP and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 26, 2021. For complete information and to vote, visit www.ProxyVote.com. Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 26, 2021 11:00 AM Eastern Time Virtually at: www.virtualshareholdermeeting.com/STL2021 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends D50295-P55888 1. Election of (12) Director Nominees for a one (1) year term until their successors are elected and qualified: Nominees: 2. Approval of Amendment to the Sterling Bancorp Amended and Restated 2015 Omnibus Equity and Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,500,000 shares (for an aggregate 10,500,000 shares); 3. Approval, by advisory, non-binding vote, of the compensation of the Named Executive Officers (Say-on-Pay); 4. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021; and 5. Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. For For For For 01) John P. Cahill 02) Navy E. Djonovic 03) Fernando Ferrer 04) Robert Giambrone 05) Mona Aboelnaga Kanaan 06) Jack Kopnisky 07) James J. Landy 08) Maureen Mitchell 09) Patricia M. Nazemetz 10) Richard O’Toole 11) Ralph F. Palleschi 12) William E. Whiston Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.